EXHIBIT 10.24R

FIRST AMENDMENT TO AFFILIATE ADDENDUM

MEDIA SALES DIVISION

A. CSG Systems, Inc., successor in interest to ComTec Incorporated (“CSG”) and Time Warner Cable Inc. (“TWC”) entered into that certain Processing and Production Services Agreement, dated as of June 18, 2003, Document #2294504 (as amended from time to time, the “Agreement”).

B. Pursuant to the Agreement, CSG and Time Warner Cable Inc. d/b/a Time Warner Cable Media Sales (“Original Affiliate”) also entered into an Affiliate Addendum as of November 10, 2009 (CSG Document #2301392) (“Media Sales Addendum”).

C. Original Affiliate desires to assign its rights and obligations under the Media Sales Addendum to Time Warner Cable Media Inc. (“New Affiliate”).  CSG, Original Affiliate and New Affiliate desire to amend the Media Sales Addendum as set forth in this First Amendment (the “Amendment”).  Upon execution of this Amendment, any subsequent references to the Media Sales Addendum between the parties shall mean the Media Sales Addendum as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Media Sales Addendum shall continue in full force and effect according to their terms.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and in the Agreement, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, CSG, Original Affiliate and New Affiliate agree as follows as of the date of last signature below (the “Amendment Effective Date”):

1.	Section 3, Term, is deleted in its entirety and the following substituted in its place:

3.  Term.  The term of this Affiliate Addendum shall commence as of the Effective Date and shall continue until December 31, 2013 (“Term”).

2. Assignment to New Affiliate.  Original Affiliate hereby assigns all of its rights and obligations under the Agreement to New Affiliate. New Affiliate accepts such assignment and assumes all obligations of Original Affiliate under the Media Sales Addendum.

3.Notices.  Section 7 of the Media Sales Addendum is modified by deleting the address for Original Affiliate and substituting the following address for New Affiliate:

Time Warner Cable Media, Inc.

1633 Broadway, 39th Floor

New York, NY 10019

Attn:  President

4.Conflict with Agreement.  To the extent that the terms and conditions of this Amendment are in conflict with the Media Sales Addendum or the Agreement, the terms of this Amendment shall control.

5. Counterparts.  This First Amendment to the Media Sales Addendum may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which together shall be deemed a single document.

IN WITNESS WHEREOF, CSG, Original Affiliate and New Affiliate cause this First Amendment to be executed as of the Amendment Effective Date.

TIME WARNER CABLE INC. D/B/A TIME WARNER CABLE MEDIA SALES (“ORIGINAL AFFILIATE”)	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Sean Murtagh	By: /s/ Peter E. Kalan
Name: Sean Murtagh	Name: Peter E. Kalan
Title: Group Vice President	Title: President & CEO
Date: Janaury 2, 2013	Date: 1/14/13
TIME WARNER CABLE &NBSP;MEDIA INC. (“NEW AFFILIATE”)
By: /s/ Sean Murtagh
Name: Sean Murtagh
Title: Group Vice President
Date: Janaury 2, 2013